UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 31, 2005

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 31, 2005, AIMCO-GP, Inc., a wholly owned subsidiary of Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Aimco Operating Partnership”), entered into the Forty-Seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of Aimco Operating Partnership, as amended (the “Forty-Seventh Amendment”). The Forty-Seventh Amendment designates the Class VIII High Performance Partnership Units (the “Class VIII Units”).

     The specific characteristics of the Class VIII Units are as follows:

•	The Class VIII Units have a three-year measurement period starting on January 1, 2005 and ending December 31, 2007.

•	The Class VIII Units will have nominal value unless the Aimco total return for the measurement period (dividend income plus share price appreciation) exceeds 115% of the cumulative total return of the Morgan Stanley REIT Index and has a cumulative total return of at least 36.8% (equivalent to 11% per year compounded).

•	The amount, if any, by which the total return of the Class A Common Stock of Aimco (the “Common Stock”) over the measurement period exceeds the applicable total return hurdle will be considered the “Outperformance Return.” Outperformance Return multiplied by Aimco’s average market capitalization will be considered “Outperformance Stockholder Value Added” for stockholders.

•	If the minimum total return hurdle is met as of December 31, 2007, the holders of the 5,000 Class VIII Units will thereafter receive distributions and allocations of income and loss at the same time and in the same amount (subject to certain exceptions upon liquidation of the Aimco Operating Partnership) as a number of common partnership units in the Aimco Operating Partnership (the “OP Units”) equal to (i) 5% of Outperformance Stockholder Value Added, divided by (ii) the average volume weighted price of Common Stock over the 20 trading days ending on the determination date (subject to a 1% limit on dilution).

•	The Class VIII Units are not redeemable unless there is a change of control of Aimco, in which case they may be redeemed by the holder for cash, or, at Aimco’s option, Common Stock.

     A copy of the Forty-Seventh Amendment is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

     On May 31, 2005, the Aimco Operating Partnership issued and sold 5,000 Class VIII Units to a senior management partnership, SMP 2008, L.L.C., a Delaware limited liability company (the “SMP”), for $780,000 in cash, in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The SMP is owned by certain of Aimco’s executive officers and other key employees.

     The terms of the Class VIII Units are set forth in the Forty-Seventh Amendment, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference. The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     The following exhibits are filed with this report:

Exhibit
Number	Description
4.1	Forty-Seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMCO PROPERTIES, L.P.

	By:	AIMCO-GP, INC.
Its General Partner

Date: June 1, 2005	By:	/s/ Paul J. McAuliffe

		Name:	Paul J. McAuliffe
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
4.1	Forty-Seventh Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.